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                                                                 EXHIBIT d(2)(d)

                              AMENDMENT NO. 3
                                     TO
                         FOREIGN COUNTRY SELECTION
            AND MANDATORY SECURITIES DEPOSITORY RESPONSIBILITIES
                            DELEGATION AGREEMENT


         This Amendment No. 3, dated as of December 22, 1998, amends the Foreign Country Selection and Mandatory Securities Depository Responsibilities Delegation Agreement, dated September 9, 1998, between A I M Advisors, Inc., a Delaware corporation and each registered investment company (the "Investment Companies") and its respective portfolios (the "Funds") listed on the signature page thereof (as amended and supplemented, the "Agreement").

         NOW, THEREFORE, the parties agree as follows;

         The list of Investment Companies and Funds covered by the Agreement is hereby amended to include the following portfolio of AIM Special Opportunities Funds:

                  AIM Mid Cap Opportunities Fund

         In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

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         IN WITNESS WHEREOF, the parties have caused this Amendment No. 3 to be executed by their respective officers on the date first written above.


                                                A I M ADVISORS, INC.


Attest: /s/ P. MICHELLE GRACE                   By: /s/ CAROL F. RELIHAN
        -----------------------                     --------------------------
        Assistant Secretary                         President

AIM ADVISOR FUNDS, INC.                         AIM SPECIAL OPPORTUNITIES FUNDS
AIM Advisor Flex Fund                           AIM Small Cap Opportunities Fund
AIM Advisor International Value Fund            AIM Mid Cap Opportunities Fund
AIM Advisor Large Cap Value Fund
AIM Advisor MultiFlex Fund                      AIM SUMMIT FUND, INC.
AIM Advisor Real Estate Fund
                                                AIM INTERNATIONAL FUNDS, INC.
AIM EQUITY FUNDS, INC.                          AIM Asian Growth Fund
AIM Aggressive Growth Fund                      AIM European Development Fund
AIM Blue Chip Fund                              AIM International Equity Fund
AIM Capital Development Fund                    AIM Global Aggressive Growth Fund
AIM Charter Fund                                AIM Global Growth Fund
AIM Constellation Fund                          AIM Global Income Fund
AIM Weingarten Fund
                                                AIM VARIABLE INSURANCE FUNDS, INC.
AIM FUNDS GROUP                                 AIM V.I. Aggressive Growth Fund
AIM Balanced Fund                               AIM V.I. Balanced Fund
AIM Global Utilities Fund                       AIM V.I. Capital Appreciation Fund
AIM High Yield Fund                             AIM V.I. Capital Development Fund
AIM Income Fund                                 AIM V.I. Diversified Income Fund
AIM Money Market Fund                           AIM V.I. Global Growth and Income Fund
AIM Select Growth Fund                          AIM V.I. Global Utilities Fund
AIM Value Fund                                  AIM V.I. Government Securities Fund
                                                AIM V.I. Growth Fund
AIM INVESTMENT SECURITIES FUNDS                 AIM V.I. Growth & Income Fund
AIM High Yield Fund II                          AIM V.I. High Yield Fund
                                                AIM V.I. International Equity Fund
                                                AIM V.I. Money Market Fund
                                                AIM V.I. Telecommunications Fund
                                                AIM V.I. Value Fund


Attest: /s/ P. MICHELLE GRACE                   By: /s/ ROBERT H. GRAHAM
        -----------------------                     --------------------------
        Assistant Secretary                         President